Exhibit 99.1

Getty Images Reports Financial Results for the Third Quarter of 2006

Company Announces Vision for Growth

SEATTLE – October 24, 2006 – Getty Images, Inc. (NYSE:GYI), the world’s leading creator and distributor of visual content, today reported results for the third quarter ended September 30, 2006.

Highlights

•	Revenue grew 7.4 percent to $198.1 million and 5.3 percent on a currency-neutral basis compared to the third quarter of last year

•	Selling, general and administrative expenses (SG&A) were $73.6 million. Excluding stock-based compensation expenses of $4.2 million, SG&A decreased $4.6 million or 6 percent compared to the second quarter of 2006

•	Earnings per diluted share were $0.62. Excluding stock-based compensation of $0.05 per share, earnings per diluted share grew 12 percent to $0.67 compared to the third quarter of last year

•	Cash provided by operating activities was $60.1 million for the quarter

•	The Company announces vision for growth

“Our third quarter results reflect the dynamic changes that are occurring in our industry, “said Jonathan Klein, co-founder and chief executive officer. “Today we are announcing a vision which will capitalize on the industry evolution, which is as exciting and as innovative as anything we have done in the past. We will manage aggressively through this transformation, directing resources to areas that provide the most compelling growth opportunities, thereby, setting the foundation for a new stage of growth. Sustained growth will be driven by continuous innovation and a dedication to serve our customers.”

Revenue grew 7.4 percent to $198.1 million from $184.5 million in the third quarter of 2005. Excluding the effects of changes in currency exchange rates, revenue grew 5.3 percent. As a percentage of revenue, cost of revenue was 25.4 percent an improvement from 25.7 percent in the prior year.

Selling, general and administrative expenses (SG&A) were $73.6 million compared to $63.3 million in the third quarter of 2005. Excluding stock-based compensation of $4.2 million in the third quarter of 2006 and $0.3 million in the third quarter of 2005, SG&A was 35.0 percent of revenue in the third quarter of 2006 compared to 34.1 percent in the prior year and declined by $4.6 million compared to the second quarter of 2006.

Income from operations was $54.7 million, compared to $58.7 million in the third quarter of 2005. Excluding stock-based compensation, income from operations was $59.0 million in the third quarter of 2006, consistent with the third quarter of 2005. Excluding stock-based compensation, the operating margin was 29.8 percent compared to 32.0 percent in the third quarter last year.

Net income for the third quarter was $37.6 million. Excluding stock-based compensation, net income grew 3.0 percent to $40.5 million compared to $39.3 million in the third quarter of 2005. Excluding stock-based compensation, earnings per diluted share grew 11.7 percent to $0.67 compared to $0.60 in the third quarter last year.

Net cash provided by operating activities was $181.5 million and the acquisition of property and equipment totaled $49.6 million in the first nine months of 2006.

(more)

Getty Images, Inc.

Third Quarter 2006 Financial Results

Cash balances were $290.7 million at September 30, 2006, up from $259.5 million at June 30, 2006.

Business Outlook

The following forward-looking statements reflect Getty Images’ expectations as of October 24, 2006. The company currently does not intend to update these forward-looking statements until the next quarterly results announcement.

For the fourth quarter of 2006, the company expects to report revenue of approximately $196 million and diluted earnings per share of approximately $0.60, excluding approximately $0.04 of expected stock-based compensation.

For 2006, the company expects to report revenue of approximately $800 million, and diluted earnings per share of approximately $2.57. Full year earnings per share guidance excludes approximately $0.16 per share for stock-based compensation, and a total of approximately $0.25 per share for the loss on subleased property in New York, and loss on the sale of short-term investments, both announced in the second quarter of 2006.

The company has announced a realignment of resources that will result in a charge of approximately $5.0 million in the fourth quarter of the year for employee related costs and a possible additional charge for consolidating certain office space of approximately $4.0 million. Full year and fourth quarter guidance excludes these charges.

Company guidance assumes approximately 60.6 million fully diluted shares in the fourth quarter and 61.7 million fully diluted shares for the full year.

For 2007, the company expects percentage revenue growth in the mid-single digit range and percentage growth in earnings per share of at least one and one-half times the revenue growth rate. Expectations for 2007 are currency neutral and exclude any revenue and expenses that would be obtained through acquisitions should they occur during 2007.

Web cast information

The company will host a conference call today at 2:00 pm PT. The dial-in number is 800.475.3716 (North America) or 719.457.2728 (international). There will be a live web cast of the conference call, which can be accessed from the Investors page in the About Us section of the Getty Images Web site at www.gettyimages.com. The company will also provide a replay of the conference call at 888.203.1112 (North America) or 719.457.0820 (international), confirmation number 5854458, until October 26, at 9:00 pm PT. The web cast will be archived on the Getty Images Web site and will be available until October 24, 2007. Supplemental statistical information referenced in the conference call will be available in the Investors section of the Web site.

(more)

Getty Images, Inc.

Third Quarter 2006 Financial Results

About Getty Images

Getty Images is the world’s leading creator and distributor of visual content and the first place creative professionals turn to discover, purchase and manage imagery. The company’s award-winning photographers and imagery help customers create inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Headquartered in Seattle, WA and serving customers in more than 100 countries, Getty Images believes in the power of imagery to drive positive change, educate, inform, and entertain. Visit Getty Images at http://gettyimages.com.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about our business as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by us as well as from risks and uncertainties beyond our control. These risks and uncertainties include, among others, the risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security, upgrades, updates and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by us with the Securities and Exchange Commission, in particular our Form 10-Q for the quarter ended June 30, 2006 and Annual Report on Form 10-K for the year ended December 31, 2005. Except as required by law, we do not intend to update or revise any forward-looking statements until our next quarterly earnings release.

Contacts:

Investors:	Media:
Alan Pickerill	Bridget Russel
Director, Investor Relations	Director, Corporate Communications
206.925.6355	206-925-6405
alan.pickerill@gettyimages.com	bridget.russel@gettyimages.com

(more)

Getty Images, Inc.

Third Quarter 2006 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2006	2005	2006	2005
(In thousands, except per share amounts)
Revenue	$198,106	$184,516	$603,806	$547,916
Cost of revenue (exclusive of items shown separately below)	50,298	47,510	153,245	148,260
Selling, general and administrative expenses (including stock-based compensation of $4,249 and $339 for the three months ended September 30, 2006 and 2005, respectively and $11,459 and $944 for the nine months ended September 30, 2006 and 2005, respectively)	73,624	63,309	225,761	188,270
Depreciation	13,899	11,759	39,416	36,090
Amortization	5,507	2,744	14,420	6,421
Loss on leased properties	(459)	329	18,067	838
Other operating expenses	531	148	(667)	267

Operating expenses	143,400	125,799	450,242	380,146

Income from operations	54,706	58,717	153,564	167,770
Investment income	2,295	2,787	5,108	8,715
Interest expense	(394)	(433)	(1,128)	(7,246)
Exchange gains (losses)	257	464	(339)	115
Other non-operating expenses	(72)	—	(99)	—

Income before income taxes	56,792	61,535	157,106	169,354
Income tax expense	(19,148)	(22,475)	(57,835)	(62,196)

Net income	$37,644	$39,060	$99,271	$107,158

Earnings per share
Basic	$0.63	$0.63	$1.62	$1.75
Diluted	0.62	0.60	1.60	1.64

Shares used in computing earnings per share
Basic	59,791	61,820	61,200	61,368
Diluted	60,577	65,622	62,231	65,299

Getty Images, Inc.

Third Quarter 2006 Financial Results

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands)	SEPTEMBER 30, 2006	DECEMBER 31, 2005
ASSETS
Current assets
Cash and cash equivalents	$290,654	$223,084
Short-term investments	—	295,191
Accounts receivable, net	121,742	107,020
Income taxes receivable, net	10,480	3,780
Prepaid expenses	15,847	11,815
Deferred income taxes, net	8,422	—
Other current assets	2,102	4,773

Total current assets	449,247	645,663
Property and equipment, net	147,767	127,497
Goodwill	985,244	804,804
Identifiable intangible assets, net	79,210	50,206
Deferred income taxes, net	—	30,704
Other long-term assets	1,842	4,211

Total assets	$1,663,310	$1,663,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$73,829	$72,344
Accrued expenses	30,198	38,676
Deferred income taxes, net	—	17,677
Short-term debt	—	265,000
Other current liabilities	9,188	2,948

Total current liabilities	113,215	396,645
Long-term debt	265,000	—
Deferred income taxes, net	5,870	—
Other long-term liabilities	54,089	23,480

Total liabilities	438,174	420,125

Stockholders’ equity
Common stock	625	623
Additional paid-in capital	1,298,508	1,278,048
Common stock repurchased	(175,082)	—
Retained earnings (Accumulated deficit)	80,371	(18,900)
Accumulated other comprehensive income (loss)	20,714	(16,811)

Total stockholders’ equity	1,225,136	1,242,960

Total liabilities and stockholders’ equity	$1,663,310	$1,663,085

Getty Images, Inc.

Third Quarter 2006 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

NINE MONTHS ENDED SEPTEMBER 30,	2006	2005
(In thousands)
Cash flows from operating activities
Net income	$99,271	$107,158
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	39,416	36,090
Loss on leased properties	18,067	838
Amortization of identifiable intangible assets	14,420	6,421
Employee stock-based compensation	11,459	944
Deferred income taxes	8,178	52,957
Loss on sale of available-for-sale investments	3,956	—
Bad debt expense	3,056	1,569
Amortization of debt issuance and exchange costs	42	6,060
Other changes in long-term assets and liabilities, net	90	412
Changes in current assets and liabilities, net of effects of business acquisitions
Accounts receivable	10,911	(15,461)
Accounts payable	(14,265)	(6,887)
Accrued expenses	(17,811)	(10,215)
Income taxes payable	(87)	(600)
Changes in other current assets and liabilities, net	4,830	2,060

Net cash provided by operating activities	181,533	181,346

Cash flows from investing activities
Proceeds from available-for-sale investments	304,443	101,012
Acquisitions of businesses, net of cash acquired	(196,018)	(231,881)
Acquisition of property and equipment	(49,603)	(44,723)
Acquisition of available-for-sale investments	(9,330)	(77,768)
Other investing activities	300	(594)

Net cash provided by (used in) investing activities	49,792	(253,954)

Cash flows from financing activities
Common stock repurchased	(175,082)	—
Proceeds from the issuance of common stock	6,826	33,216
Reduction of income taxes paid due to windfall tax benefits	2,385	—
Other financing activities	107	(558)

Net cash (used in) provided by financing activities	(165,764)	32,658

Effects of exchange rate changes	2,009	(3,564)

Net increase (decrease) in cash and cash equivalents	67,570	(43,514)
Cash and cash equivalents, beginning of period	223,084	194,752

Cash and cash equivalents, end of period	$290,654	$151,238